Exhibit (j) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees

Federated Hermes Insurance Series:

We consent to the use of our reports, dated February 14, 2020, with respect to the financial statements of Federated Hermes Fund for U.S. Government Securities II, Federated Hermes Government Money Fund II, Federated Hermes High Income Bond Fund II, Federated Hermes Kaufmann Fund II, Federated Hermes Managed Volatility Fund II, and Federated Hermes Quality Bond Fund II (formerly, Federated Fund for U.S. Government Securities II, Federated Government Money Fund II, Federated High Income Bond Fund II, Federated Kaufmann Fund II, Federated Managed Volatility Fund II, and Federated Quality Bond Fund II, respectively), each a portfolio of Federated Hermes Insurance Series (formerly, Federated Insurance Series), as of December 31, 2019, incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 22, 2020